SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) January 15, 2003

CAROLINA BANK HOLDINGS, INC.
(Exact name of Registrant as specified in its charter)

North Carolina	000-31877	56-2215437
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification number)

2604 Lawndale Avenue, Greensboro, NC 27408
(Address of principal executive offices)

Registrant’s telephone number, including area code (336) 288-1898

Not Applicable
(Former address of principal executive offices)

Item 5. Other Events.

The Registrant announced that for the year ending December 31, 2002, total assets increased 25% to $189,495,000, net loans increased 22% to $131,384,000 and deposits increased 24% to $154,878,000. Net income for the year ending December 31, 2002 increased 49.5% to $600,842. Earnings per share for the year ended December 31, 2002 increased 41% to $0.55 on a fully diluted basis. The Registrant presented selected financial information on a quarterly basis for the year ending December 31, 2002 as well as year end results for the years ended December 31, 2002, 2001 and 2000. The selected financial information is attached to Registrant’s press release.

Item 7. Financial Statements and Exhibits.

Press release dated January 15, 2003.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CAROLINA BANK HOLDINGS, INC

By:	/s/ Robert T. Braswell
Robert T. Braswell President

Dated: January 17, 2003

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EXHIBIT INDEX

Exhibit Number	Description of Exhibit

99	Press release dated January 15, 2003

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